Exhibit 99.1
IR Contacts:
Julia Harper
Chief Financial Officer
1-503-615-1250
julia.harper@radisys.com
Brian Bronson
Chief Accounting Officer and Treasurer
RadiSys Corporation
1-503-615-1281
brian.bronson@radisys.com
RADISYS ANNOUNCES Q2 REVENUE UP 9% TO $66 MILLION
     HILLSBORO, OR — July 28, 2005 — RadiSys Corporation (Nasdaq: RSYS), a leading supplier of advanced embedded systems, reported revenues of $66 million for the quarter ended June 30, 2005, a 9% increase from the same period last year. Net income for the quarter was $2.6 million, or $.11 per diluted share, versus net income of $3.5 million, or $.16 per diluted share a year ago. The results for the second quarter include a net restructuring charge of $1.1 million, or $.04 per diluted share.
     “We are experiencing strong demand within our communications markets as the segment strengthens and our product content continues to expand,” stated Scott Grout, CEO. “We are also pleased to be seeing some tangible results with our new products and investments. We booked our first ATCA revenue this quarter, and closed three new ATCA deals in the quarter. In our Commercial business, we closed our first deal on Com Express, a new standards-based product announced in the quarter.”
During the second quarter the Company announced another new asset in our ATCA family of products, the Promentum™ ATCA-7010. The 7010 is a high-speed packet processing module that provides the highest bandwidth throughput available in a single AdvancedTCA® slot. This product will significantly increase the packet-processing power of our customers’ systems, while at the same time reducing costs and speeding time to market. The 7010 is the latest addition to the Company’s family of AdvancedTCA-compliant products, and features dual Intel® IXP28xx network processors which are designed to address 10 Gbps wirespeed packet processing in network applications that demand high bandwidth throughput, such as security gateways, GGSN’s, Broadband-Remote Access Servers, edge routers and session controllers.

     As previously announced, the Company recorded a $1.1M restructuring charge in the second quarter, for severance and related expenses for approximately 90 employees. These employees are primarily within the Company’s manufacturing operations, where positions will be eliminated over the next four quarters in conjunction with continued outsourcing of production to the Company’s primary manufacturing partners — Celestica and Foxconn.
Business Outlook
     The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. The Company assumes no obligation to update these statements.
     Commenting on the current business outlook, Scott Grout, CEO, said, “For the third quarter, we continue to see strong demand within our communications markets and expect to see revenues of $73 to $75 million and diluted earnings per share in the range of $.18 to $.20.”
     In closing, Mr. Grout stated, “we are seeing a continued movement toward standards-based platforms and modular products like ATCA and Com Express in our addressable markets. With these products, we will enable our customers to bring better products to market, faster, and at a lower total cost. We remain focused on delivering growth while continuing to increase our investments to capitalize on the growing market opportunities in front of us.”
     RadiSys will provide more details about the reported results and current outlook during a conference call scheduled for 5 PM Eastern Time today. The public is invited to participate in the conference call by either calling 1-888-333-0027 and reference conference ID# 7683678 or listening via live audio webcast on the RadiSys web-site at www.radisys.com. Replays of the call will be available through August 10, 2005 at 1-800-642-1687 for domestic dial-in, 706-645-9291 for international dial-in and reference conference ID# 7683678, or via audio webcast at www.radisys.com.
     RadiSys (Nasdaq: RSYS) is a leading provider of advanced embedded solutions for the commercial, enterprise, and service provider systems markets. Through intimate customer collaboration, and combining innovative technologies and industry leading architecture, RadiSys helps OEMs bring better products to market faster and more economically. RadiSys products include embedded boards, platforms and systems, which are used in today’s complex computing, processing and network intensive applications.
     For more information, contact RadiSys at info@radisys.com or http://www.radisys.com or call 800-950-0044 or 503-615-1100. For press information only: Lyn Pangares, RadiSys Corporation, 503-615-1220.
     Procelerant, Promentum and RadiSys are registered trademarks of RadiSys Corporation. All other products are trademarks or registered trademarks of their respective companies
# # #
This press release contains forward-looking statements, including (i) the statements about the Company’s guidance for the third quarter, particularly with respect to anticipated revenues and earnings (ii) expected demand within the wireless market, and (iii) the shift toward standards-based platforms and modular products within our addressable markets. Actual results could differ materially from our guidance in these forward-looking statements as a result of a number of risk factors, including:
•	the risks associated with the development of emerging technologies, such as AdvancedTCA, and the market acceptance of such technologies;

•	global manufacturing outsourcing activities, including the disruption in the Company’s ability to timely deliver products to its customers as they continue to outsource products and incur unanticipated costs and execution risks such as the delayed shipments experienced in the first quarter;

•	the cyclical nature of its customers’ businesses;

•	the Company’s dependence on a few customers; schedule delays or cancellations in new products;

•	the Company’s dependence on a few suppliers;

•	intense competition;

•	execution of the development or production ramp for new products;

•	political, economic and regulatory risks associated with international operations, including interest rate and currency exchange rate fluctuations;

•	the inability to protect RadiSys’ intellectual property or successfully defend against infringement claims by others;

•	disruptions in the general economy and in the Company’s business, including disruptions of cash flow and the Company’s normal operations, that may result from terrorist attacks or armed conflict, particularly in the Middle East, and

•	other risk factors listed from time to time in RadiSys’ SEC reports, including those listed under “Risk Factors” in RadiSys’ Annual Report on Form 10-K for the year ended December 31, 2004, and in the RadiSys Quarterly Reports on Form 10-Q filed with the SEC each fiscal quarter, and other filings with the SEC, copies of which may be obtained by contacting the Company’s investor relations department at 503-615-7797 or at the Company’s investor relations website at http://www.radisys.com.
Although forward-looking statements help provide complete information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information.
All information in this press release is as of July 28, 2005. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

RadiSys Corporation
Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2005	2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$69,184	$80,566
Short-term investments, net	117,094	78,303
Accounts receivable, net	43,366	42,902
Other receivables	4,991	2,808
Inventories, net	20,149	22,154
Other current assets	1,750	2,675
Deferred tax assets	4,216	4,216

Total current assets	260,750	233,624
Property and equipment, net	14,113	14,002
Goodwill	27,521	27,521
Intangible assets, net	3,185	4,211
Long-term investments, net	25,500	39,750
Long-term deferred tax assets	22,781	23,224
Other assets	3,579	2,906

Total assets	$357,429	$345,238

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,172	$31,585
Accrued wages and bonuses	4,800	5,626
Accrued interest payable	355	378
Accrued restructuring	1,281	1,569
Other accrued liabilities	7,459	7,832

Total current liabilities	50,067	46,990

Long-term liabilities:
Convertible senior notes, net	97,213	97,148
Convertible subordinated notes, net	8,776	9,867

Total long-term liabilities	105,989	107,015

Total liabilities	156,056	154,005

Shareholders’ equity :
Preferred stock — $.01 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock — no par value, 100,000 shares authorized; 20,145 and 19,655 shares issued and outstanding at June 30, 2005 and December 31, 2004	187,924	182,705
Retained Earnings	9,468	4,317
Accumulated other comprehensive income:
Cumulative translation adjustments	3,981	4,211

Total shareholders’ equity	201,373	191,233

Total liabilities and shareholders’ equity	$357,429	$345,238

RadiSys Corporation
Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenues	$65,956	$60,253	$123,473	$121,368
Cost of sales	46,557	40,231	85,532	82,528

Gross margin	19,399	20,022	37,941	38,840
Research and development	7,292	7,135	14,823	13,479
Selling, general, and administrative	7,708	7,684	14,962	15,361
Intangible assets amortization	513	515	1,026	1,197
Restructuring and other charges (reversals)	1,146	(678)	1,128	(858)

Income from operations	2,740	5,366	6,002	9,661
Loss on repurchase of convertible subordinated notes	(1)	(387)	(4)	(387)
Interest expense	(527)	(1,049)	(1,069)	(2,475)
Interest income	1,399	772	2,570	1,628
Other (expense) income, net	(113)	(27)	(462)	51

Income before income tax provision	3,498	4,675	7,037	8,478
Income tax provision	933	1,168	1,886	2,123

Net income	$2,565	$3,507	$5,151	$6,355

Net income per share:
Basic	$0.13	$0.19	$0.26	$0.34

Diluted	$0.11	$0.16	$0.23	$0.29

Weighted average shares outstanding:
Basic	19,982	18,826	19,882	18,659

Diluted	24,620	23,833	24,548	23,765